                                                           EXHIBIT 11.1
                                            BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                                             COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                   Three Months Ended September 30,
                                                                                   ---------------------------------
                                                                                       1995                 1994
                                                                                   ------------        -------------
 PRIMARY EARNINGS PER SHARE
 --------------------------
     Net income attributable to common stock                                       $  2,904,374        $   1,825,997
                                                                                   ============        =============

     Weighted average number of common shares outstanding                            25,112,294           24,887,728
                                                                                   ============        =============

 Primary earnings per share                                                        $       0.12        $        0.07
                                                                                   ============        =============

 ADDITIONAL PRIMARY COMPUTATION (a)
 ------------------------------
     Net income attributable to common stock                                       $  2,904,374         $  1,825,997
                                                                                   ============         ============
 Shares:
     Weighted average number of common shares outstanding                            25,112,294           24,887,728
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the average
     market price during the period with the proceeds from exercise
     of such options                                                                  1,593,790              532,988
                                                                                   ------------         ------------
 Primary weighted average number of common shares outstanding
     as adjusted                                                                     26,706,084           25,420,716
                                                                                   ============         ============

 Primary earnings per share (b)                                                    $       0.11         $       0.07
                                                                                   ============         ============

 ASSUMING FULL DILUTION
 ----------------------
     Net income attributable to common stock                                       $  2,904,374         $  1,825,997
                                                                                   ============         ============
 Shares:
     Weighted average number of common shares outstanding                            25,112,294           24,887,728
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                                  1,593,790              541,100
                                                                                   ------------         ------------
     Weighted average number of common shares outstanding as
      adjusted                                                                       26,706,084           25,428,828
                                                                                   ============         ============

 Earnings per common share assuming full dilution (b)                              $       0.11         $       0.07
                                                                                   ============         ============

 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income as adjusted per fully
     diluted computation above:
     Net income attributable to common stock                                       $  2,904,374         $  1,825,997
     Add after tax interest expense attributable to convertible notes                    90,700               93,240
     Add after tax interest expense attributable to convertible
      debentures                                                                        113,200              128,560
                                                                                   ------------         ------------
     Net income as adjusted                                                        $  3,108,274         $  2,047,797
                                                                                   ============         ============

 Additional adjustment to weighted average number of shares
      outstanding:
     Weighted average number of common shares outstanding                            25,112,294           24,887,728
     Add shares assuming conversion of convertible debentures                           572,529              650,237
     Add shares assuming conversion of convertible notes                                386,650              397,477
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                                  1,593,790              541,100
                                                                                 --------------       --------------
     Weighted average number of common shares outstanding as
      adjusted                                                                       27,665,263           26,476,542
                                                                                 ==============       ==============

 Earnings per common share assuming full dilution (c)                            $         0.11       $         0.08
                                                                                 ==============       ==============

(a) These figures agree with the related amounts in the statements of operations.

(b)  This calculation is submitted in accordance with Regulations S-K
     Item 601(b)(11).

(c) This calculation is submitted in accordance with Regulation S-K Item 601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                                    Nine Months Ended September 30,
                                                                                  ----------------------------------
                                                                                        1995                1994
                                                                                   ------------         ------------
 PRIMARY EARNINGS PER SHARE
 --------------------------
     Net income attributable to common stock                                       $  6,055,975         $  1,827,660
                                                                                   ============         ============

     Weighted average number of common shares outstanding                            25,026,099           24,835,778
                                                                                   ============         ============

 Primary earnings per share                                                        $       0.24         $       0.07
                                                                                   ============         ============

 ADDITIONAL PRIMARY COMPUTATION (a)
 ------------------------------
     Net income attributable to common stock                                       $  6,055,975         $  1,827,660
                                                                                   ============         ============
 Shares:
     Weighted average number of common shares outstanding                            25,026,099           24,835,778
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the average
     market price during the period with the proceeds from exercise
     of such options                                                                  1,515,820              407,031
                                                                                   ------------         ------------
 Primary weighted average number of common shares outstanding
     as adjusted                                                                     26,541,919           25,242,809
                                                                                   ============         ============

 Primary earnings per share (b)                                                    $       0.23         $       0.07
                                                                                   ============         ============

 ASSUMING FULL DILUTION
 ----------------------
     Net income attributable to common stock                                       $  6,055,975         $  1,827,660
                                                                                   ============         ============
 Shares:
     Weighted average number of common shares outstanding                            25,026,099           24,835,778
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                                  1,675,329              457,671
                                                                                   ------------         ------------
     Weighted average number of common shares outstanding as
      adjusted                                                                       26,701,428           25,293,449
                                                                                   ============         ============

 Earnings per common share assuming full dilution (b)                              $       0.23         $       0.07
                                                                                   ============         ============

 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income as adjusted per fully
     diluted computation above:
     Net income attributable to common stock                                       $  6,055,975         $  1,827,660
     Add after tax interest expense attributable to convertible notes                   272,100              279,720
     Add after tax interest expense attributable to convertible
      debentures                                                                        339,600              385,680
                                                                                   ------------         ------------
     Net income as adjusted                                                        $  6,667,675         $  2,493,060

 Additional adjustment to weighted average number of shares
     outstanding:
     Weighted average number of common shares outstanding                            25,026,099           24,835,778
     Add shares assuming conversion of convertible debentures                           572,549              650,237
     Add shares assuming conversion of convertible notes                                386,650              397,477
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased at the ending
     market price during the period with the proceeds from exercise
     of such options                                                                  1,675,329              457,671
                                                                                   ------------         ------------
     Weighted average number of common shares outstanding as
      adjusted                                                                       27,660,627           26,341,163
                                                                                   ============         ============

 Earnings per common share assuming full dilution (c)                              $       0.24         $       0.09
                                                                                   ============         ============

(a) These figures agree with the related amounts in the statements of operations.

(b)  This calculation is submitted in accordance with Regulations S-K
     Item 601(b)(11).

(c)  This calculation is submitted in accordance with Regulation S-K Item
     601 (b)(11) although it is contrary to paragraph 40 of APB Opinion
     No. 15 because it produces an anti-dilutive result.